Exhibit 32.2

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350


      Pursuant to 18 U.S.C. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 13, 2006          /s/Jodi Taylor
                              Jodi Taylor
                              Chief Financial Officer